EXHIBIT 99.1

For Immediate Release:

               WORLD WASTE TECHNOLOGIES, INC. ANNOUNCES $2,000,000
                              IN ADDITIONAL FUNDING


SAN DIEGO, CALIFORNIA, February 24, 2005. World Waste Technologies, Inc. (OTCBB:
WDWT.OB) today announced it has received $2 million in additional funding from an institutional investor. Pursuant to the financing, World Waste issued 800,000 Units, each Unit comprised of one share of common stock and warrants to acquire up to an additional 0.25 shares of common stock at an exercise price of $0.01, at a purchase price of $2.50 a Unit. The company has agreed with the investor to register the resale of these shares in accordance with the Securities Act of 1933.

"We are making significant progress in the construction of our first facility. Several pieces of equipment have arrived, including the three largest and most expensive pieces; the two autoclaves and the twin wire press are on site and fully paid for," said Thomas L. Collins, World Waste's, chief executive officer. "Although we still need to raise a significant amount of additional capital, this new funding is an important piece in our on going efforts to raise the funds to complete this facility."

World Waste is in the process of installing Pressurized Steam Classification Vessels, and pulp cleaning and screening equipment as part of its planned
500-ton per day municipal solid waste processing plant in Anaheim, CA. The Pressurized Steam Classification Vessels will enable World Waste to efficiently extract cellulose fiber from municipal solid waste that can be resold to paper and cardboard manufacturers in the form of a wetlap product.

ABOUT WORLD WASTE TECHNOLOGIES, INC.
World Waste Technologies, Inc., based in San Diego, California, is an early stage development company engaged in the waste recycling and pulp manufacturing industry. World Waste holds an exclusive license to patented technology which, in experimental conditions, has processed small amounts of municipal solid waste to successfully reduce the waste's volume and yield a grade of cellulose fiber suitable as a partial furnish replacement in unbleached packaging products. More information on World Waste is available at www.worldwastetech.com.

SAFE HARBOR STATEMENT
This press release includes certain "Forward-Looking Statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding potential results and future plans and objectives of World Waste, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in our documents filed from time to time with the Securities and Exchange Commission. Other risk factors may include, but are not limited to, our ability to obtain financing on acceptable terms, or at all, cost overruns in connection with the construction of our plant, working capital constraints, fluctuation in quarterly results, and increased competition for the fields targeted by the company, our ability to commence operations as scheduled, the economical operation of the process we intend to operate and our ability to protect the proprietary technology we use. Further, the company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the company's control, such as announcements by competitors and service providers.


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The contents of this press  release are  presented as a general  overview of the company. It is intended only to contain general information regarding the company and its business and does not purport to provide complete disclosure or analysis of all matters which may be relevant to a decision to make an investment, including all risk factors or similar considerations. Although the information is believed current as of the date herein, the information may be subject to change, amendment or supplementation, and the company does not expect, and assumes no obligation, to update or otherwise revise the information herein.


Contact:
Jeff Wenker
206-755-7843
jeff@wenkerpr.com